EXHIBIT 99.1

Argos Therapeutics Announces $6,000,000 Secured Convertible Note Financing

DURHAM, N.C., June 16, 2017 (GLOBE NEWSWIRE) -- Argos Therapeutics, Inc. (Nasdaq:ARGS), an immuno-oncology company focused on the development and commercialization of individualized immunotherapies for the treatment of cancer and infectious diseases based on the Arcelis® technology platform, today announced that it entered into a note purchase agreement for the sale of a secured convertible promissory note in the principal amount of $6,000,000 to Pharmstandard International S.A. in a private placement.  The sale of the Note is expected to close on June 21, 2017, subject to the satisfaction of certain customary closing conditions.

The Note and the shares of common stock issued or issuable upon conversion of the Note (together, the “Securities”) have not been registered under the Securities Act of 1933, as amended or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued or issuable upon conversion of the Note.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Securities, nor shall there be any sale of the Securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the Securities under the resale registration statement will only be by means of a prospectus.

About Argos Therapeutics

Argos Therapeutics is an immuno-oncology company focused on the development and commercialization of individualized immunotherapies for the treatment of cancer and infectious diseases using its Arcelis® technology platform. Argos' most advanced product candidate, Rocapuldencel-T, is being evaluated in the pivotal ADAPT Phase 3 clinical trial for the treatment of metastatic renal cell carcinoma (mRCC). In addition, Rocapuldencel-T is being studied in a Phase 2 investigator-initiated clinical trial as neoadjuvant therapy for renal cell carcinoma (RCC). Argos is also developing a separate Arcelis®-based product candidate, AGS-004, for the treatment of human immunodeficiency virus (HIV), which is currently being evaluated in an investigator-initiated Phase 2 clinical trial aimed at HIV eradication in adult patients.

Forward-Looking Statements

Any statements in this press release about Argos’ future expectations, plans and prospects, including statements about the expected and potential future closing of the private placement, Argos’ financial prospects, anticipated use of proceeds, future operations and sufficiency of funds for future operations, and future expectations and plans and prospects for Argos and other statements containing the words “believes,” “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “may,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether the conditions for the closing of the private placement will be satisfied; whether Argos’ cash resources will be sufficient to fund its continuing operations for the period anticipated; whether the Company will be able to raise additional financing on a timely basis; whether the Company will be able to enter into arrangements with creditors; the impact of the analysis of the data and discussions with the U.S. Food and Drug Administration on the development of rocapuldencel-T; the impact of the recommendation of the Independent Data Monitoring Committee on the continuation of the ADAPT trial; whether results obtained in clinical trials will be indicative of results obtained in future clinical trials; whether Argos’ product candidates will advance through the clinical trial process on a timely basis; whether the results of such trials will warrant submission for approval from the FDA or equivalent foreign regulatory agencies; whether Argos’ product candidates will receive approval from regulatory agencies on a timely basis or at all; whether, if product candidates obtain approval, they will be successfully distributed and marketed; whether Argos can successfully establish commercial manufacturing operations on a timely basis or at all; and other factors discussed in the “Risk Factors” section of Argos’ Form 10-Q for the quarter ended March 31, 2017, which is on file with the SEC, and in other filings Argos makes with the SEC from time to time. In addition, the forward-looking statements included in this press release represent Argos’ views as of the date hereof. Argos anticipates that subsequent events and developments will cause Argos’ views to change. However, while Argos may elect to update these forward-looking statements at some point in the future, Argos specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Argos’ views as of any date subsequent to the date hereof.

Media and investor contact:

Richard Katz, MD, MBA
Argos Therapeutics, Inc.
919-908-0687
rkatz@argostherapeutics.com